Exhibit 99.3


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                     Windmill Master Fund L.P.
                                      2nd Floor, Harbour Centre
                                      Georgetown, Grand Cayman
                                      Cayman Islands


Date of Event Requiring Statement:    05/23/08
Issuer and Ticker Symbol:             Energy XXI (Bermuda) Limited (EXXI)
Relationship to Issuer:               10% Owner
Designated Filer:                     Duquesne Capital Management, L.L.C.


TABLE I INFORMATION

None.

TABLE II INFORMATION

Title of Derivative Security:         Warrants to Purchase Common Stock
Conversion or Exercise Price of
     Derivative Security              (2)
Transaction Date:                     05/23/08
Transaction Code:                     S
Number of Derivative Securities
     Disposed of:                     488,628
Date Exercisable                      (2)
Expiration Date:                      10/20/09
Title of Underlying Securities:       Common Stock
Amount of Underlying Securities:      488,628
Price of Derivative Security:         $2.15
Number of Derivative Securities
     Beneficially Owned Following
     Reported Transactions            7,260,272
Ownership Form:                       D
Nature of Indirect Beneficial
     Ownership:                       n/a


Signature of Reporting Person         WINDMILL MASTER FUND L.P.
                                      By:  Duquesne Capital Management, L.L.C.,
                                           its investment manager


                                      By: /s/ Joseph W. Haleski
                                          --------------------------------------
                                          Name:   Joseph W. Haleski
                                          Title:  Chief Operating Officer

Date:                                 May 28, 2008